As Filed With the Securities and Exchange Commission on May 24, 2007
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                                 Castillo, Inc.
                 (Name of Small Business Issuer in Its Charter)

          Nevada                                   5990                            20-8441697
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

       9880 N. Magnolia Ave. #185
           Santee, CA 92071                                     (775) 352-4112
(Address of principal Executive Offices)                      (Telephone Number)

             Castillo, Inc.
       9880 N. Magnolia Ave. #185
           Santee, CA 92071                 (775) 352-4112      (775) 996-8400
(Name and Address of Agent for Service)   (Telephone Number)      (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)      Price (2)          Fee
--------------------------------------------------------------------------------

Common              6,000,000          $0.003         $18,000           $0.55
================================================================================
(1) The offering price of the shares has been determined arbitrarily by the company. The shares will be sold at the fixed price of $.003 per share until the completion of this offering.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                                 CASTILLO, INC.
                           9880 N. MAGNOLIA AVE. #185
                                SANTEE, CA 92071
                        6,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Castillo, Inc. and no public market exists for the securities being offered. We are offering for sale a total of 6,000,000 shares of our common stock on a self-underwritten, best effort basis. The shares will be offered at a fixed price of $.003 per share for a period of 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased per investor. There is no minimum amount we are required to raise in this offering and any funds received will be deposited into our existing operations bank account and immediately available to us. See "Use of Proceeds" and "Plan of Distribution".

Castillo, Inc. is a development stage company and currently has very limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock         $.003           $18,000            $0             $18,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       Subject to Completion, Dated , 2007

                                TABLE OF CONTENTS


SUMMARY......................................................................  3
OFFERING.....................................................................  3
RISK FACTORS.................................................................  4
FORWARD LOOKING STATEMENTS ..................................................  9
USE OF PROCEEDS..............................................................  9
DETERMINATION OF OFFERING PRICE ............................................. 10
DIVIDEND POLICY.............................................................. 10
PLAN OF DISTRIBUTION......................................................... 10
LEGAL PROCEEDINGS............................................................ 11
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .......................... 12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 13
DESCRIPTION OF SECURITIES ................................................... 14
INTEREST OF NAMED EXPERTS AND COUNSEL ....................................... 14
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................... 14
ORGANIZATION IN THE LAST FIVE YEARS ......................................... 15
DESCRIPTION OF BUSINESS ..................................................... 15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.................... 21
DESCRIPTION OF PROPERTY ..................................................... 23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 24
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
 OTHER SHAREHOLDER MATTERS .................................................. 24
EXECUTIVE COMPENSATION ...................................................... 26
FINANCIAL STATEMENTS ........................................................ 27
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
 AND FINANCIAL DISCLOSURE ................................................... 27

SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to Castillo, Inc.

The company was incorporated in Nevada on February 2, 2007 in order to pursue our business plan for establishing retail gift outlets specializing primarily in perfumes, bath oils, body products, incense and candles. We have signed a rental agreement for our first location at Calle Balcon 28 Fracc, Las Huertas, Tijuana, Mexico. The principal executive offices are located at 9880 N. Magnolia Ave. #185 Santee, CA 92071. The telephone number is (775) 352-4112.

From inception until the date of this filing we have had limited operating activities. Our audited financial statements for the period ended March 31, 2007 report no revenues and net loss of $75. Our independent auditors have issued an audit opinion for Castillo, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Our only asset as of the date of this prospectus is $8,925 in cash. We received $9,000 in cash from the issuance of shares to our director.

OFFERING

The following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered      6,000,000 shares of common stock, par value $.001.

Offering Price per Share      $.003

Offering Period               The shares are being offered for a period not to
                              exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Net Proceeds                  $18,000

Use of Proceeds               We intend to use the proceeds to implement our
                              business operations.

No. of Shares Outstanding
 Before the Offering:         3,000,000

No. of Shares Outstanding
 After the Offering:          9,000,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officer and director will own 33% of our common stock.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

WITH A SHORT OPERATING HISTORY, OUR BUSINESS IS DIFFICULT TO EVALUATE.

We are a development stage enterprise, with no significant history of operations. We were incorporated on February 2, 2007, and are considered a start up company with very little operating history and no revenues to date. Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in rapidly evolving markets such as ours. To address these risks, we must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter causing our business to fail.

THE INABILITY OF OUR SOLE OFFICER AND DIRECTOR TO DEVOTE SUFFICIENT TIME TO THE OPERATION OF THE BUSINESS MAY LIMIT OUR SUCCESS.

Presently our sole officer, employee and director allocates only a portion of her time to the operation of our business. Should our business develop faster than anticipated, she may not be able to devote sufficient time to the operation of the business to ensure that we continue in business. Even if this lack of sufficient time of our sole officer and employee is not fatal to our existence, it may result in limited growth and success of the business. Presently our sole officer and director allocates approximately 5-10 hours a week to the operation of our business. Should our business develop faster than anticipated, she may not be able to devote sufficient time to the operation of the business to ensure that we continue in business. Even if this lack of sufficient time is not fatal to our existence, it may result in limited growth and success of the business.

WE CURRENTLY HAVE ONLY ONE OFFICER AND EMPLOYEE AND MAY NOT BE ABLE TO RETAIN QUALIFIED ADDITIONAL EMPLOYEES IF AND WHEN REQUIRED.

Although we presently have one employee, competition for qualified personnel in our industry is intense. We believe that our future success will depend in part on our ability to attract, hire and retain qualified personnel.

OUR ONLY ASSET IS OUR CASH IN THE BANK AND WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING FOR OUR BUSINESS PLAN.

The only cash currently available is the cash paid by our director for the acquisition of her shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED.

Other than the shares offered by this prospectus, no other source of additional capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options, including but not limited to abandoning our business plans, ceasing operations and going out of business; continuing to seek alternative and acceptable sources of capital; or bringing in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH MAY REQUIRE THE SUSPENSION OR CESSATION OF OPERATIONS.

We were incorporated in February 2007 and have not started substantial business operations nor realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception through March 31, 2007 was $75. Our ability to achieve and maintain profitability and positive cash flow is dependent in part upon:

     *    Our ability to generate revenues;
     *    Our ability to gain market acceptance of our products;
     * Development of and execution of our business plan (see "Plan of Operation"); and
     * Maintaining and attracting talented and experienced personnel both in management as well as sales in our market.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the establishment of a clientele base as well as market acceptance. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

WE FACE INTENSE COMPETITION FROM MORE ESTABLISHED COMPANIES WITH PRODUCTS THAT HAVE OR MAY GAIN MARKET ACCEPTANCE PRIOR TO OUR PRODUCTS.

As we are a start-up company, we have limited resources and abilities to compete with larger and more established companies. Competition in the specialty retail industry is intense and we may not have the required resources to compete against a more established company under any circumstance.

THE FRAGRANCE INDUSTRY IS HIGHLY COMPETITIVE AND IF OUR PERFUMERY IS NOT SUCCESSFUL, WE MAY BE UNABLE TO GENERATE REVENUE.

The retail fragrance industry is fragmented with different competitive strategies used throughout. The industry includes upscale department stores that compete based not on price, but on advertising and promotions, specialty retailers which compete based on pricing, and mass-market retailers and drug stores which emphasize convenience purchasing.

Our competitors are larger and have substantially greater financial and marketing resources. In addition, our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can. There can be no assurance that we will be able to respond to all of the competitive factors affecting the industry and successfully establish a perfumery that will be well received and profitable. The industry is generally affected by changes in consumer preferences and national, regional and local economic conditions, as well as demographic trends. If we are unable to successfully establish a market and generate revenues, you could lose any investment you make in our securities.

OUR SUCCESS DEPENDS ON OUR ABILITY TO OBTAIN PRODUCTS TO SATISFY CUSTOMER DEMAND AND THE BUSINESS COULD BE HARMED IF THE ABILITY TO PROCURE PRODUCTS WERE LIMITED.

Our business depends partly on the ability of third-party vendors to provide us with popular, high-demand fragrances and bath products at competitive prices and in sufficient quantities. Many of our suppliers may be small and have limited resources, production capacities and operating histories. If we are unable to satisfy customer demand our business may be harmed.

WE WILL BE SUBJECT TO ECONOMIC AND SOCIAL CHANGES WHICH MAY IMPACT SALES.

Demand for perfumes and fine fragrances has been stimulated and broadened by changing social habits resulting from factors such as increases in personal income, dual-earner households, teenage population, leisure time, health concerns and urbanization and by the continued growth in world population. Changes in any number of external economic factors, or changes in social or consumer preferences, could adversely impact our results of operations.

WE WILL BE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY, INCLUDING BUT NOT LIMITED TO THE DIFFICULTY OF ENFORCING LIABILITIES IN FOREIGN JURISDICTIONS.

Since our officer and director resides in Mexico, substantially all of her assets are located outside the United States. As a result, it may not be possible for investors to affect service of process within the United States upon her or to enforce against her judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS WILL BE SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

While our bank account is in U.S. Dollars and is held in a U.S. bank, we will be conducting the majority of our business in the Mexican Peso. At some point in the future the exchange rate could fluctuate substantially which would cause us exposure to exchange rate risk as our profits would then be subject to exchange rate fluctuations.

RISKS ASSOCIATED WITH THIS OFFERING:

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SECURITIES AND EXCHANGE COMMISSIONS' PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commission. She will offer the shares to her friends, relatives, acquaintances and business associates. However; there is no guarantee that she will be able to sell any of the shares.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the NASD Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of our Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and may cause the price of shares of our common stock to decline.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,000 cost of our Registration Statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. In order for us to remain in compliance we will require revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be immediately available to the company for use in its business plan. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the proceeds to us will be $18,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                        $18,000
                                           -------

     Rent (including utilities)              2,400
     Inventory & Supplies                    5,350
     Director Salary                         4,500
     Rental Property Improvements            1,000
     Merchandizing Displays                  3,000
     Staff Salary                            1,000
     Advertising                               750
                                           -------

     Total Use of Proceeds                 $18,000
                                           =======

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined solely at the director's discretion. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash assets and the amount of money we would need to fully implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of our Registration Statement. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director will sell the shares and intends to offer them to friends and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,
     b. Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and
     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intending primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same will not purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.003 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed.

This is a "best efforts" offering and, as such, the funds we receive will be immediately available to us. There is no minimum amount we are required to raise in this offering and any funds received will be deposited into our existing operations bank account and immediately available to us.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Castillo, Inc. Subscriptions, once executed are irrevocable and the funds are available immediately to the company.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

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
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Castillo, Inc., whose one year term will expire 3/9/08, or at such a time as her successor(s) shall be elected and qualified is as follows:

Name & Address               Age   Position    Date First Elected  Term Expires
--------------               ---   --------    ------------------  ------------
Emilia Ochoa                 47    President,        3/09/07          3/09/08
9880 N. Magnolia Ave. #185         Secretary,
Santee, CA 92071                   Director

The foregoing person is a promoter of Castillo, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been appointed and qualified.

The director and officer currently devotes an immaterial amount of time, approximately five to ten hours per week, to manage the business affairs of our company. After receiving funding per our business plan Ms. Ochoa intends to devote full time services to the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

OFFICER & DIRECTOR BACKGROUND:

EMILIA OCHOA

EMPLOYMENT EXPERIENCE

Sara' Imports (1994-2007)
Ensenada, B.C. Mexico
     *    Managed sales and promotions of beauty products.

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
Dorian's Zona Centro (1982 - 1994)
Ensenada, B.C. Mexico
     *    Conducted demonstrations of fragrance, makeup and skincare products.
     *    Managed all aspects of sales of retail beauty products.

EDUCATION

Centro de Capacitacion de Cosmetologia y Estetica D' Vizcayo
Ensenada, B.C. Mexico, Graduated in 1985.

Esc. Preparatoria Lazaro Cardenas, Tijuana, B.C. Graduated in 1982.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of our voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

Title of           Name &                          Amount &          Percent
 Class             Address                     Nature of owner        Owned
 -----             -------                     ---------------        -----

Common         Emilia Ochoa                      3,000,000 (a)         100%
               9880 N. Magnolia Ave. #185
               Santee, CA 92071

Total Shares Owned by Officers
 & Directors as a Group                          3,000,000             100%

----------
(a) Ms. Ochoa received 3,000,000 shares of the company's common stock on March 13, 2007 for $9,000 cash.

FUTURE SALES BY EXISTING STOCKHOLDER

A total of 3,000,000 shares have been issued to the existing stockholder, all of which are held by our officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any existing plans to sell her shares at any time after this offering is complete.

DESCRIPTION OF SECURITIES

Our Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $0.001 per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, and do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts or counsel named below has been hired on a contingent basis and none of them will receive a direct or indirect interest in the company.

Our financial statements for the period from inception to March 31, 2007 included in this prospectus have been audited by George Stewart, CPA, 2301 South Jackson Street, Suite 101-G, Seattle, WA 98144. We include the financial statements in reliance on his reports, given his authority as an expert in accounting and auditing.

The Professional Law Corporation of Joseph I. Emas, 1224 Washington Avenue, Miami Beach, FL 33139 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner they reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify them against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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
In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ORGANIZATION IN THE LAST FIVE YEARS

The company was incorporated in Nevada on February 2, 2007. In March 2007 the board of directors voted to seek capital and began development of our business plan. We received our initial funding of $9,000 through the sale of common stock to our officer and director. We do not have any, nor have we had any, associations with any promoters aside from Ms. Ochoa, our director, who is considered a promoter.

DESCRIPTION OF BUSINESS

We are a development stage company with no revenues and a limited operating history. Our director has the experience and knowledge in the retail fragrance and body products industry to successfully execute the business plan. We are a new company early in the implementation of our business plan and performing those tasks necessary to raise the funding to complete the plan.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcies, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

HISTORY OF THE INDUSTRY

We are a start-up company that intends to market and sell fragrance based products. We plan to have our first location in Tijuana, Mexico. We intend to open retail locations and utilize the business experience of management to develop product lines and marketing strategies for our stores. Our primary target market is women seeking perfumes and other aromatic products for personal use. Our secondary market is men seeking colognes for themselves, or gift items for loved ones.

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
Fragrances are complex mixtures of natural and synthetic materials. Natural ingredients originate from materials found in nature, like roots, bark and flowers. These are obtained through physical processes such as distillation or extraction. In contrast, synthetic ingredients are manufactured through chemical processes. In the fine fragrances market, the aim of a perfume is to improve the quality of life by underlining the personality, attractiveness and well-being of those who wear it.

Fine fragrance consists of a range of perfumes and colognes. Perfume oil is necessarily diluted with a solvent because undiluted oils (natural or synthetic) contain high concentrations of volatile components that will likely result in allergic reactions and possibly injury when applied directly to skin or clothing. Solvents also volatilize the essential oils, helping to diffuse them into the air.
By far the most common solvent for perfume oil dilution is ethanol or a mixture of ethanol and water. Perfume oil can also be diluted by means of neutral-smelling lipids such as jojoba, fractionated coconut oil or wax. The concentration by percent/volume of perfume oil is as follows:

Perfume extract: 20-40% aromatic compounds
Eau de parfum:   10-30% aromatic compounds
Eau de toilette:  5-20% aromatic compounds
Eau de cologne:   2-5% aromatic compounds

As the percentage of aromatic compounds decreases, so does the intensity and longevity of the scent created. Different perfumeries or perfume houses assign different amounts of oils to each of their perfumes. Therefore, although the oil concentration of a perfume in eau de parfum (EDP) dilution will necessarily be higher than the same perfume in eau de toilette (EDT) form within the same range, the actual amounts can vary between perfume houses. An EDT from one house may be stronger than an EDP from another.

A good perfume has been traditionally formulated to last six to eight hours. There are three notes. The first note is the first impression of the fragrance immediately out of the bottle. The second note is the body of the fragrance and takes a bit to develop after it is on the skin. The third note is the lingering quality of the fragrance. The key to a good perfume is for these three notes to flow into each other to produce a pleasing effect. Colognes and other products are less concentrated and the odor does not last as long.

Initially perfumes and fragrance materials came from plant or animal sources. Fragrances were used by the upper class from the 16th to 19th centuries. Only the wealthy could afford the luxury of perfumes. The art of perfumery flourished. France became the center of the perfume industry.

In the late 1800's the first synthetic fragrance material was produced. This was the beginning of the modern age of perfumery. With the event of synthetics, perfumes would no longer be exclusively used by the wealthy. The average person would be able to afford fragrances. By the early 1900's synthetics were being used on a regular basis. The main materials were still of botanical or animal origin with synthetics used to complement and add new dimension to the naturals.

In 1921 Chanel No. 5 was introduced. It was the first fragrance that was dominated by the use of synthetic aldehydes. It was the first of a class of perfumes called floral aldehydes. After World War II there was an explosion of new synthetics. More and more were incorporated into perfumery. Naturals were used to soften synthetics. Synthetics were less expensive and supplies were more reliable. However, the synthetics were often harsh and lacked the softness lent by naturals. So naturals remained an important part of the formulas.

Gas Chromatography and Mass Spectrometry brought about tremendous change in the Fragrance Industry. No longer could the secrecy of formulas be maintained. A skilled fragrance chemist with GC/MS equipment could analyze a fragrance and pretty closely duplicate a fragrance. Copies of expensive, exclusive fragrances were now available at a fraction of the cost.

Along with the ability to copy other perfumes, came the ability to analyze natural materials. Now closer matches could be made in duplicating natural materials. There was less need to purchase expensive natural materials. Synthetics could be blended to better imitate the naturals.

These changes made mass production of fragrances widespread. The market became even more competitive. Advertising and marketing campaigns now accounted for most of the cost of perfumes. Image became the all-important selling feature of a fragrance. Marketing became the most important aspect of whether a product was successful.

Mexico has long been a destination for travelers who enjoy shopping at rates below U.S. market prices. Tijuana, in particular, has been known as the City of Perfumes, and many people come to Tijuana not just to party but to buy perfume. Because there are perfumes from all over the world and they are cheaper, and, in addition, they are bottled at point of origin.

Tourists also enjoy the added benefit of shopping duty-free. Merchandise that is sold duty free has had no import tax added to the price. Dealers pass the savings on to customers. Depending on your home country, you can take back goods worth up to a certain amount without paying any further tax or duty on them when you return. For citizens of the U.S., the limit is $600 worth of goods. For families living in the same household and traveling together, the individual amounts can be pooled. A husband, wife, and two children, for example, may carry home $2,400 worth of goods. According to Conde Nast Traveler Magazine, one out of every four tax-free (duty-free) dollars is spent on perfume and cosmetics.

While all our products will feature a high level of functional quality, care will also be taken to maintain a sense of variety, fun and romance in our product assortment. We intend to market and sell perfumes, colognes, essential oils, aroma compounds and aromatherapy products. Complementary accessory items, ranging from incense, scented candles and potpourri, will be color coordinated with related products in order to add to the appeal of our fragrance products. Fresh flowers color-coordinated with our product lines will also be available. The combination of sight, smell and touch is meant to inspire add-on sales and heighten the customer's experience.

We intend sell designer and brand name scents from throughout the world, but we also intend to create and manufacture our own private label brands of scented goods using our director's unique secret fragrance blends. We feel these specialty branded product lines will reinforce the uniqueness and expand the future base of our proprietary products. We intend to introduce new specialty branded product lines on a regular basis and replace older lines with new ones in accordance with customer demands.

Our plan is to eventually open retail stores throughout Mexico in locations convenient to the public and popular tourist areas. We will seek to offer an attractive store environment that showcases our product offerings and promotes product testing and trial by our customers. We plan to utilize neutral color fixtures that will showcase the products and also allow for self-selection. We believe attractive merchandise displays and well-designed, aesthetically pleasing product packaging will play an important role in enhancing the image of our products.

We also intend to create gift packages for holidays and special occasions. We will create specialized custom "Gift Bags" whereby the customer will be able to hand pick from a variety of scented items such as; proprietary private label bath oils, matching scented incense and candles to fill the bath and bath area with light and matching fragrances. We intend to include a personalized selection of romantic mood music CD's and large selection of romantic cards. Our pick your own gift bag idea we believe will primarily appeal to women whereas; men will be targeted with seasonal and daily pre-arranged gift bags. These bags intend to help men with their gift giving by having daily gift bags for every occasion.

The products we intend to offer are:

PERFUME - a mixture of fragrant essential oils and aroma compounds used to give the human body, objects, and living spaces a pleasant smell.

AROMATHERAPY - The use of essential oils and plant essences for the purpose of effecting a person's mood or health.

ESSENTIAL OILS - Fragrant oils extracted mainly from plants.

INCENSE - is a compound of aromatic organic materials, intended to release fragrant smoke when burned.

COLOGNE AND AFTERSHAVE - Fragrances that are generally designed for men.

MUSIC - Romantic and mood oriented CD's.

FLOWERS- Fresh cut flowers on a daily basis.

CARDS - Greeting cards that are designed for every occasion and holiday.

GIFT BAGS - assorted gift packages for holidays and special occasions.

We will require the proceeds from the offering, along with our cash on hand, to commence and continue operations during our first year. We believe the funding, together with revenues we anticipate to receive during our first year, will allow us to continue in business although there is no guarantee we will receive funding or revenues. If we do not receive funding or revenues investors will likely lose their money.

There is absolutely no assurance we will be able to generate the revenues or funding necessary to achieve our business plan goals. Because of the uncertainties we face as a start-up or development stage entity, we may require additional funding during the first year to sustain our operations until revenues from operations are sufficient. Aside from the verbal agreement we have with our director to provide limited funds to complete our registration process in the event we experience a shortfall of funds, we have no commitments from commercial lenders or anyone else to provide any additional funding, if needed.

To date, our efforts have been concentrated on the planning stages of our proposed business. Our director has gathered information about the industry and has been involved in a search for, and analysis of, available and suitable locations for a retail shop in the Tijuana area.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

We have no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

The traditional retail fragrance industry is fragmented with different competitive strategies used throughout. The industry includes upscale department stores that compete based not on price, but on advertising and promotions, specialty retailers which compete based on pricing, and mass-market retailers and drug stores which emphasize convenience purchasing.

Our competition includes (1) traditional department stores and perfume retailers such as Macy's and Bloomingdale's, (2) specialty retailers such as Bath & Body Works, Victoria's Secret, The Body Shop and Crabtree & Evelyn, as well as local and regional specialty stores, (3) websites maintained by online retailers of fragrance and fragrance products, such as perfumania.com and sephora.com (4) catalog retailers of fragrance and fragrance-related products, (5) Internet portals and online service providers that feature shopping services, such as America Online, Yahoo!, Excite and Lycos and (6) mass market retailers such as Wal-Mart.

We are a relatively small retailer and our position in the industry as a whole is insignificant. Our competitors have substantially greater resources and expertise than we do and significant competitive advantages over us. We can only price and sell our products to the public at competitive prices determined in retail markets. There is no assurance we will be able to overcome competitive disadvantages we face as a small, start up company with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not succeed and investors will likely lose their money.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We have not yet identified principal suppliers or sources for raw materials. We will utilize our management's background to identify the suppliers of our products.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

We will be subject to federal laws and regulations that relate directly or indirectly to our operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in Mexico.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on our operations to date, but no assurance can be given that environmental regulations will not, in the future, have a materially adverse effect on our business, financial condition or results of operation. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of the company could be adversely affected.

NUMBER OF EMPLOYEES

Our only current employee is our officer who will devote as much time as necessary to manage the affairs of the company. Ms. Ochoa intends to work on a full time basis when we have raised capital per our business plan. Our business plan calls for the hiring of one new employee over the next twelve months.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As described in the Notes to our financial statements, our lack of any guaranteed sources of future capital creates substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

We have generated no revenues since inception and have incurred $75 in expenses as of March 31, 2007.

The following table provides selected financial data about our company for the period from the date of incorporation through March 31, 2007. For detailed financial information, see the audited financial statements included in this prospectus.

     Balance Sheet Data:         3/31/07
     -------------------         -------
     Cash                        $ 8,925
     Total assets                $11,070
     Total liabilities           $ 2,145
     Shareholders' equity        $11,070

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. The first three to six months of our business plan we will be concentrating on completing our Registration Statement and obtaining the required investment capital. We expect that we will only be able to complete the first six months of our business plan without those additional funds. In order to fully implement our business plan for the remaining six months we would require $18,000. If we are unable to receive funding from this offering we would postpone our cost-intensive plans such as store set-up, inventory and advertising while we investigate alternative funding. Our director has verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until we obtain funding, but we will require full funding to implement our complete business plan. Our director has no formal commitment, arrangement or legal obligation to advance or loan funds to us. As of March 31, 2007 our director had loaned the company $2,145 for organizational costs. The loan is non-interest bearing and has no specific terms of repayment.

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
Our director has determined the most suitable location for our retail store and negotiated rental terms which will commence on the 1st day of June, 2007. The determination of the suitability of the retail site was made primarily on the following three factors: location, price and "move-in" ready condition. We will be utilizing primarily free-standing merchandise displays for cost-efficiency so the space needed to be open but also have an office area and workspace with storage.

During the first year of operations, the 12 month period from the date of this prospectus, we will concentrate on finding the required investment capital, apply to get our common stock listed on a national exchange, make the necessary improvements to our rental property, source the required inventory and supplies, and commence with production of our products to sell to the public.
It is estimated that it will take six months from the date of this prospectus in order to raise the money and begin our improvements to our rental property. We estimate that we will not be able to generate significant revenues from sales within the first year.

PROPOSED MILESTONES TO IMPLEMENT OUR PLAN OF OPERATIONS:

Our director has outlined the following milestones for our business plan. They are estimates only. The projected milestones are approximations only, and are subject to cost and timetable adjustments based upon the requirements of the business.

MONTHS 1-6:

The majority of management's time will be spent securing the necessary funding from the offering to implement the proposed business plan. She will also utilize this time to design the labels and packaging for our proprietary products, research various distributors of perfumes, body products and scent formulations, as well as determine the layout and design of the retail space. The cost of the rental will be $300 per month, with an initial outlay of $300 as a security deposit, which will be paid from our cash on hand. Officer salary is estimated to begin in month 4 at $500 per month.

MONTHS 7-9:

We believe by this time we will have raised our funding and we will begin preparing the property for opening. We plan to utilize neutral color paint and fixtures with clear glass display shelving and wall mirror placement that will showcase the products and allow us to change out color schemes with relative ease. The color-coordinated packaging of our products as well as the fresh flower arrangements will be the focus of the space. Our director is aware of three companies in the Tijuana and San Diego area who specialize in refurbished or "gently used" retail merchandizing displays and will attempt to purchase as many of the required displays from one of them as it will lower set-up costs significantly from having to purchase new. We estimate the following costs for this time period:

     Rental payments of $900
     Property improvements (paint, fixtures, etc.) $1,000
     Merchandizing displays $3,000
     Officer Salary $1,500

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
MONTHS 10-11:

We will begin purchasing our retail inventory and also complete the formulation of our proprietary products. Labels and packaging will be completed and gift baskets will be designed and assembled. Final finishes will be completed on our store set-up. We will contract with an outside vendor to provide the fresh flowers we will have for purchase. Our director will decide on the best marketing and advertising plan which could include grand opening flyers/brochures, newspaper advertising, or possibly placement of some of our gift baskets or brochures in other retail establishments such as spas, salons or hotels in the area. We estimate the following costs for this time period:

     Rental payments of $600
     Inventory & Supplies $5,000
     Officer Salary $1,000

MONTH 12:

During the first two weeks we intend to conduct interviews with potential staff and hire one person to assist our director with our store opening. We will begin our marketing and advertising efforts and have our grand opening.

     Rental payment $300
     Advertising $750
     Supplies $350
     Staff Salary $500
     Officer Salary $500

Total estimated costs for opening our first retail location is $16,900. We have also reserved $1,100 which includes $600 for two months rent payment and $500 for staff salary of one month after our opening as we realize that immediate sales may not cover all of our expenses. Our director has also agreed to loan the company funds in the event we have a shortfall in operating capital in our start-up phase. Once revenues are sufficient we may consider hiring additional staff to assist our director and one employee.

DESCRIPTION OF PROPERTY

The physical location of our retail store is Calle Balcon 28 Fracc, Las Huertas, Tijuana, Mexico. Our principal executive office address is located at 9880 N. Magnolia Ave. #185, Santee, CA 92071. The principal executive office and telephone number are provided by the officer of the corporation. The office is used by the officer for other business interests and is estimated to be sufficient for our business needs until such time as we receive funding and open our retail location.

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
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Ms. Ochoa, the officer of the corporation at no charge until we occupy the property for our first retail location.

Ms. Ochoa purchased 3,000,000 shares of the company's common stock for cash in the amount of $9,000. The stock was valued at $0.003 per share.

As of March 31, 2007 our director had loaned the company $2,145 for organizational costs. The loan is non-interest bearing and has no specific terms of repayment.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

     c. contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     f. contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     a.   the bid and offer quotations for the penny stock;
     b. the compensation of the broker-dealer and its salesperson in the transaction;
     c. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     d. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

EXECUTIVE COMPENSATION

Our current officer has received no compensation to date. Once we have received funding from our offering our business plan allows for a salary for Ms. Ochoa of $500 per month. Ms. Ochoa is our sole officer and director.

                           Summary Compensation Table

 Name &
Principle                                 Stock     Options   All other
Position      Year  Salary($) Bonus($)  Awards($)  Awards($)  Comp.($)  Total($)
--------      ----  ------------------  ---------  ---------  --------  --------

E. Ochoa      2007     0         0         0          0         0          0
President &
Director

There are no current employment agreements between the company and Ms. Ochoa.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Castillo, Inc. in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company.

FINANCIAL STATEMENTS

The audited financial statements of Castillo, Inc. for the period ended March 31, 2007, and related notes which are included in this offering have been examined by George Stewart, CPA, and have been so included in reliance upon the opinion of such accountant given upon his authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

There have been no changes in, or disagreements with, our accountants on any matter.

                                 CASTILLO, INC.

                                      Index

Report of Independent Registered Public Accounting Firm                      F-2

Financial Statements:

     Balance Sheet - March 31, 2007                                          F-3

     Statement of Operations - February 2, 2007 through March 31, 2007       F-4

     Statement of Stockholders' Equity - February 2, 2007 through
     March 31, 2007                                                          F-5

     Statement of Cash Flows - February 2, 2007 through March 31, 2007       F-6


Notes to Financial Statements                                                F-7

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Castillo, Inc.

I have audited the accompanying balance sheet of Castillo, Inc. (A Development Stage Company) as of March 31, 2007, and the related statement of operations, stockholders' equity and cash flows for the period from February 2, 2007 (inception), to March 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Castillo, Inc., (A Development Stage Company) as of March 31, 2007, and the results of its operations and cash flows from February 2, 2007 (inception), to March 31, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
----------------------------
Santee, CA
May 22, 2007

                                 Castillo, Inc.
                          (A Development Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------


                                                                        As of
                                                                       March 31,
                                                                         2007
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $  8,925
                                                                       --------
TOTAL CURRENT ASSETS                                                      8,925

OTHER ASSETS
  Organizational Costs                                                    2,145
                                                                       --------
TOTAL OTHER ASSETS                                                        2,145
                                                                       --------

      TOTAL ASSETS                                                     $ 11,070
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from Director                                                   $  2,145
                                                                       --------
TOTAL CURRENT LIABILITIES                                                 2,145

TOTAL LIABILITIES                                                         2,145

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 50,000,000 shares
   authorized; 3,000,000 shares issued and outstanding
   as of March 31, 2007                                                   3,000
  Additional paid-in capital                                              6,000
  Deficit accumulated during Development stage                              (75)
                                                                       --------
TOTAL STOCKHOLDERS' EQUITY                                                8,925
                                                                       --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 11,070
                                                                       ========

                       See Notes to Financial Statements

                                 Castillo, Inc.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                               February 2, 2007
                                                                 (inception)
                                                                   through
                                                                  March 31,
                                                                    2007
                                                                 -----------

REVENUES
  Revenues                                                       $        --
                                                                 -----------
TOTAL REVENUES                                                            --

GENERAL & ADMINISTRATIVE EXPENSES                                         75
                                                                 -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                  (75)
                                                                 -----------

NET INCOME (LOSS)                                                $       (75)
                                                                 ===========

BASIC EARNINGS PER SHARE                                         $     (0.00)
                                                                 ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                         3,000,000
                                                                 ===========

                       See Notes to Financial Statements

                                 Castillo, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
            From February 2, 2007 (Inception) through March 31, 2007
--------------------------------------------------------------------------------

                                                                                     Deficit
                                                                                    Accumulated
                                                          Common       Additional     During
                                             Common       Stock         Paid-in     Development
                                             Stock        Amount        Capital        Stage        Total
                                             -----        ------        -------        -----        -----
BALANCE, FEBRUARY 2, 2007                         --     $     --      $     --       $    --      $     --

Stock issued for cash on March 14, 2007
 @ $0.003 per share                        3,000,000        3,000         6,000            --         9,000

Net loss,  March 31, 2007                                                                 (75)          (75)
                                          ----------     --------      --------       -------      --------

BALANCE, MARCH 31, 2007                    3,000,000     $  3,000      $  6,000      $   (75)     $  8,925
                                          ==========     ========      ========      =======      ========

                       See Notes to Financial Statements

                                 Castillo, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                February 2, 2007
                                                                   (inception)
                                                                     through
                                                                    March 31,
                                                                      2007
                                                                    --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                 $    (75)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
                                                                    --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            (75)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES             --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                             3,000
  Additional paid-in capital                                           6,000
                                                                    --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          9,000
                                                                    --------

NET INCREASE (DECREASE) IN CASH                                        8,925

CASH AT BEGINNING OF PERIOD                                               --
                                                                    --------

CASH AT END OF YEAR                                                 $  8,925
                                                                    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                          $     --
                                                                    ========
  Income Taxes                                                      $     --
                                                                    ========

                       See Notes to Financial Statements

                                 CASTILLO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Castillo, Inc. (the "Company") was incorporated in the State of Nevada on February 2, 2007. The Company is a development stage company that intends to open and operate retail establishments selling perfume and body products. To date, the Company's activities have been limited to its formation and design of its business plan. At present, management is devoting most of its activities to preparing a Registration Statement on Form SB-2 with the Securities and Exchange Commission to register 6,000,000 shares of its common stock for future sale to raise capital to implement the proposed business plan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Basis of Presentation

     The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

     b. Fiscal Periods

     The Company's fiscal year end is December 31.

     c. Use of Estimates

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     d. Cash and Cash Equivalents

     Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $8,926 in cash and cash equivalents at March 31, 2007.

     e. Start-Up Costs

     In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

                                 CASTILLO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     f. Fair Value of Financial Instruments and Derivative Financial Instruments

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgement, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

     g. Segmented Reporting

     SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The company plans to open and operate its retail establishments in Mexico.

     h. Federal Income Taxes

     Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

     i. Earnings (Loss) per Share

     The Company has  adopted  Financial  Accounting  Standards  Board  ("FASB")
     Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings
     (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

                                 CASTILLO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     j. Foreign Currency Transactions

     The Company's functional currency will be the Mexican Peso. The Company's reporting currency is the U.S. Dollar. All transactions initiated in Mexican Pesos are translated to U.S. Dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

          (i) Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

          (ii) Equity at historical rates; and

          (iii)Revenue and expense items at the average rate of exchange prevailing during the period.

     Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders' equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income.

     For foreign currency transactions, the Company translates these amounts to the Company's functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

     No significant realized exchange gains or losses were recorded from inception (February 2, 2007) to March 31, 2007.

     k. Stock-Based Compensation

     The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees' requisite service period (generally the vesting period of the equity grant). The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task force Issue No 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

     l. Comprehensive Income (Loss)

     SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended March 31,

                                 CASTILLO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     2007, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended March 31, 2007.

     m. Revenue Recognition

     The Company recognizes revenue from the sale of products in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of retail sales income and will be recognized only when all of the following criteria have been met:

          (i)   Evidence of a retail  sales  ticket  exists;
          (ii)  Delivery has occurred; and
          (iii) Revenue is reasonably assured.

NOTE 3 - CAPITAL STOCK

     a) Authorized Stock:

     The Company has authorized 50,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

     b) Share Issuance:

     From inception of the Company (February 2, 2007) to March 31, 2007, the Company issued 3,000,000 common shares at $0.003 per share for total proceeds of $9,000 being $3,000 for par value shares and $6,000 for additional paid in capital. These shares were issued to the director and officer of the Company.

NOTE 4 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at March 31, 2007, the Company has an accumulated deficit of $75, working capital of $8,926 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2007.

     The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

                                 CASTILLO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 4 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS (continued)

     These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5 - INCOME TAXES

     The Company has incurred operating losses of $75, which, if utilized, will begin to expire in 2027. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

     Details of future income tax assets are as follows:

                                                                     March  31,
                                                                       2007
                                                                     --------
     Future income tax assets:
       Net operating loss (from inception to March 31, 2007)         $     75
       Statutory tax rate (combined federal and state)                     34%
                                                                     --------
       Non-capital tax loss                                                26
       Valuation allowance                                                (26)
                                                                     --------
                                                                     $     --
                                                                     ========

     The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS

     None of the following new pronouncements has current application to the Company, but will be implemented in the Company's future financial reporting when applicable.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of

                                 CASTILLO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS (continued)

     changing  to  a  new  principle.   This  statement  requires  retrospective
     application to prior periods' financial statements of changes in accounting principle, when practicable.

     In February 2006, FASB issued Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

     In March 2006, FASB issued Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

     In September 2006, FASB issued Financial Accounting Standards No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

     In September 2006, FASB issued Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded

                                 CASTILLO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS (continued)

     status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

     In February 2007, FASB issued Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

NOTE 7 - RELATED PARTY TRANSACTIONS

     While the company is seeking additional capital, Ms. Ochoa has advanced funds to the company to pay for any costs incurred by it. These funds are interest free. The balance due Ms. Ochoa was $2,145 on March 31, 2007.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Castillo, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below; all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee      $    1
     Accounting fees and expenses                             $3,000
     Legal fees                                               $1,500
     Transfer Agent fees                                      $  499
                                                              ------
     Total                                                    $5,000
                                                              ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 13, 2007, 3,000,000 shares of common stock were issued to Ms. Ochoa, our officer and director. The shares were issued in exchange for $9,000, or $.003 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the company, bear a restrictive legend and were issued to non-US residents.

                                    EXHIBITS

     Exhibit 3.1     Articles of Incorporation
     Exhibit 3.2     Bylaws
     Exhibit 5       Opinion re: Legality
     Exhibit 10      Rental Agreement
     Exhibit 23.1    Consent of counsel (See Exhibit 5)
     Exhibit 23.2    Consent of independent auditor

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santee, state of California, on May 24, 2007.

                                    Castillo, Inc.


                                        /s/ Emilia Ochoa
                                        ----------------------------------------
                                    By: Emilia Ochoa
                                        (Principal Executive Officer & Director)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date as stated.


/s/ Emilia Ochoa                                                 May 24, 2007
-------------------------------------                            ------------
Emilia Ochoa                                                         Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer & Director)